AMENDMENT NO. 5 TO THE
                 GRIST MILL CO. NON-QUALIFIED STOCK OPTION PLAN


         This Amendment No. 5 to the Grist Mill Co. Non-Qualified Stock Option Plan, dated as of November 1, 1986, is made by Grist Mill Co., a Delaware corporation (the "Company").

         WHEREAS, the Grist Mill Co. Non-Qualified Stock Option Plan (the "Plan") was adopted by the Company Board of Directors on November 1, 1986.

         WHEREAS, the Company's Board of Directors on October 12, 1993 approved an amendment to the Plan providing for an increase in the number of shares which may be awarded thereunder from 1,350,000 to 1,700,000 shares.

         WHEREAS, the provisions of the Tax Reform Act of 1986 permit amendments to plans for options, including the Plan, which amendments are favorable to grantees under the plans; and

         NOW, THEREFORE, in consideration of the foregoing and in order to reflect the approval of the Board of Directors of the Company:

         1. The first sentence of Paragraph 2 of the Plan is hereby amended in its entirety to read:

         "There will be reserved for issue upon the exercise of options granted under the Plan of 1,700,000 shares of the Corporation's Common Stock $0.10 par value, subject to adjustment as provided in Paragraph 7, which may be unissued shares or reacquired shares."

         2. Except as expressly amended and supplemented by this Amendment, the Plan is hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the Company has caused its President and Secretary to execute this Amendment No. 5 to the Plan as of the 12th day of October, 1993.

                                   GRIST MILL CO.



                                  By: /s/ Glen Bolander
                                          Glen Bolander, President
ATTEST:

/s/ Charles H. Perlman
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Charles H. Perlman, Assistant Secretary